Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

For: Parascript, LLC

Jeffrey Gilb

Chief Executive Officer

303-381-3100

jeff.gilb@parascript.com

NEW AUTHENTIDATE FILES PRELIMINARY PROXY AND REGISTRATION

STATEMENT ON FORM S-4

Berkeley Heights, NJ and Boulder, CO, August 15, 2008 — Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure workflow management software and web-based services, and Parascript, LLC, an image analysis and pattern recognition software provider, today announced that Authentidate has filed a joint proxy statement/prospectus with the Securities and Exchange Commission for the special meetings of Authentidate and Parascript to consider approval of the merger. The registration statement on Form S-4 also covers the shares to be issued in the proposed merger.

The S-4 was filed by AHC Group Inc., the new subsidiary formed by Authentidate to implement the agreement and plan of merger. Stockholders of Authentidate and unitholders of Parascript are encouraged to read the filing, which contains important information relating to the proposed merger and the companies’ businesses and operations.

The registration statement has not yet become effective and the information contained in the filing is subject to change. After the registration statement has been declared effective, a definitive joint proxy statement/prospectus will be mailed to the shareholders of Authentidate and unitholders of Parascript.

Interested parties may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov) filed under company name “AHC Group Inc.” Interested parties may also obtain these documents, free of charge, from the Company’s website (www.authentidate.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”